THIRD AMENDMENT
                                          APPLEBEE'S INTERNATIONAL, INC.
                                           EMPLOYEE STOCK PURCHASE PLAN



         WHEREAS, by written instrument effective as of January 1, 1997, Applebee's International, Inc. (the "Company") adopted the Applebee's International, Inc. Employee Stock Purchase Plan (the "Plan") for the exclusive benefit of its eligible employees; and

         WHEREAS, the Board of Directors of the Company (the "Board") reserved the right to amend the Plan from time to time, subject to certain restrictions specified in Section 15.2 of the Plan; and

         WHEREAS, the Board now desires to amend the Plan in the manner hereinafter set forth.

         NOW, THEREFORE, effective as of January 1, 2003, the Plan is amended as follows:

         1.       Section 8.1 is amended in its entirety to read as follows:

                  "8.1 At the time the Enrollment Agreement is filed with the Designated Person and for so long as a Participant participates in the Plan, each Participant may authorize the Company to make payroll deductions of either (a) a fixed dollar amount per pay period; or (b) a whole percentage (in 1% increments) of Pay per pay period, provided, however, that the Participant may make a different percentage election with respect to bonus Pay than his percentage election with respect to other types of Pay. Notwithstanding the foregoing, no payroll deduction (whether elected in a fixed dollar amount or percentage amount) shall exceed 15% of Pay per pay period. The Committee, in its discretion, may establish from time to time a minimum fixed dollar deduction that a Participant must authorize under this Plan; provided, however, that a Participant's existing rights under any Offering that has already commenced may not be adversely affected thereby."

         2. The provisions of this Amendment are effective as of the dates set forth herein. In all other respects, the Plan shall remain unchanged.

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         IN WITNESS  WHEREOF,  the Company has executed  this  Amendment  as  of the ____ day of  _________________, 2002.

                                        APPLEBEE'S INTERNATIONAL, INC.
                                        "Company"


                                     By:
                                         ---------------------------------------
                                  Title:
                                         ---------------------------------------

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                              SUMMARY OF AMENDMENTS

1. Section 8.1 is amended to allow participants to make a different percentage election with respect to bonus pay than their percentage election with respect to other types of pay.



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